UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  October 22, 2004

                               Banner Corporation
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

         Washington                    0-26584                 91-1691604
 ----------------------------        -----------           ------------------
 (State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)

   10 S. First Avenue, Walla Walla, Washington                    99362
   -------------------------------------------                  ----------
     (Address of principal executive offices)                   (Zip Code)

     Registrant's telephone number (including area code):  (509) 527-3636

                                    Not Applicable
                                    --------------
           (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On October 22, 2004, Banner Corporation issued its earnings release for the quarter ended September 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)   Exhibits

     99.1  Press Release of Banner Corporation dated October 22, 2004.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      BANNER CORPORATION



DATE: October 22, 2004                By: /s/ D. Michael Jones
                                         -------------------------------------
                                         D. Michael Jones
                                         President and Chief Executive Officer

                                  Exhibit 99.1

                                                 Contact: D. Michael Jones,
                                                          President and CEO
                                                          Lloyd W. Baker, CFO
                                                          (509) 527-3636

                                                                  News Release
==============================================================================

    BANNER CORPORATION'S THIRD QUARTER PROFITS INCREASE 24% TO $5.2 MILLION
    -----------------------------------------------------------------------
        AS LOANS INCREASE 17%, MARGINS EXPAND AND LOAN QUALITY IMPROVES
        ---------------------------------------------------------------

Walla Walla, WA--October 22, 2004--Banner Corporation (Nasdaq:BANR), the parent company of Banner Bank, today reported that improved net interest income and continued growth in loans and deposits contributed to a 24% increase in profits for the third quarter of 2004. For the quarter ended September 30, 2004, net income was $5.2 million, or $0.44 per diluted share, compared to $4.2 million, or $0.37 per diluted share, for the same period a year earlier. For the first nine months of 2004, net income grew 20% to $14.1 million, or $1.20 per diluted share, compared to $11.7 million, or $1.05 per diluted share, for the first nine months of 2003.

"We have generated both top and bottom line improvements, with revenues increasing 18%, loans expanding 17% and net income improving 24% from year ago levels," said D. Michael Jones, President and Chief Executive Officer. "We also continue to focus efforts into growing our franchise in key markets. Last week we announced plans to build three new full-service branches in the Boise and Twin Falls markets, which we expect to open during the summer of 2005. These branches complement our existing network and will allow us to deliver improved customer service and convenient locations to new and existing customers. Earlier this year, we opened new offices in Hillsboro, Oregon, Walla Walla, Washington, and Boise and Twin Falls, Idaho. The previously announced purchased branches in Kent, Edmonds and Everett, Washington will also open later this year."

Third Quarter 2004 Highlights (Compared to Third Quarter 2003)

     .   Net income increased 24% to $5.2 million.
     . Net interest income, after the provision for loan loss, increased 30% to $23.7 million.
     .   Non-performing assets are 25% lower.
     .   Net interest margin improved by 44 basis points.
     .   Revenues increased 18% to $29.9 million.
     .   Assets grew 13% to $2.8 billion.
     .   Loans grew 17% to $1.95 billion.
     .   Deposits grew 12% to $1.91 billion.

Income Statement Review

Third quarter revenues (net interest income before the provision for loan losses plus other operating income) increased 18% to $29.9 million, compared to $25.2 million for the same quarter of 2003. For the first nine months, revenues increased 12% to $83.9 million, compared to $74.9 million for the same period of 2003. For the quarter, net interest income before the provision for loan losses increased 28% to $25.1 million, compared to $19.7 million in the third quarter of 2003. For the first nine months of the year, net interest income before the provision for loan losses increased 20% to $71.2 million, compared to $59.1 million in the same period of 2003.

"We experienced improved performance in our net interest margin during the third quarter, aided by the collection of more than $600,000 of delinquent interest on non-accrual loans, as strong loan growth and increasing asset yields more than offset recent pressures on funding costs," said Jones. Banner's net interest margin increased 44 basis points to 3.79% for the quarter ended September 30, 2004, from 3.35% in the third quarter of 2003 and 14 basis points from 3.65% in the quarter ended June 30, 2004. While funding costs increased modestly, up six basis points compared to the previous quarter, they remained significantly -- 21 basis points -- below the same quarter a year earlier. By contrast, asset yields were higher by 20 and 21 basis points, respectively, compared to the quarters ended June 30, 2004 and September 30, 2003. For the first nine months of 2004, net interest margin increased to 3.71%, from 3.52% in the first nine months of 2003, as substantially lower funding costs led to an improved net interest rate spread.

BANR-Third Quarter Results
October 22, 2004
Page 2


Income from fees and service charges increased 13% for the quarter and 12% for the first nine months compared to the respective periods last year. Deposit fees and other service charges increased to $2.1 million in the third quarter, compared to $1.9 million for the third quarter of 2003, reflecting core deposit growth. Mortgage banking operations declined from the third quarter a year ago when refinancing activity was at higher levels. For the third quarter of 2004, income from mortgage banking operations, including loan servicing fees, was $2.1 million compared to $3.2 million for the third quarter of 2003. Total other operating income for the quarter ended September 30, 2004 was $4.8 million compared to $5.5 million for the same quarter last year, declining principally as a result of the decrease in mortgage banking operations.

"Over the last nine months, we have been building our franchise through the addition of four branches, three lending centers and one operations center. Hiring personnel to staff this expansion and increased occupancy costs have contributed to a higher level of non-interest expenses," said Jones. "In addition, the continued legal and collection costs associated with certain non-performing assets, and expenses related to compliance with the Sarbanes-Oxley Act also added to operating expense in the period." Other operating expense was $20.9 million for the quarter ended September 30, 2004, compared to $17.9 million in the third quarter of 2003. For the first nine months of the year, other operating expense was $59.3 million compared to $52.2 million for the first nine months of 2003.

Balance Sheet Review

Net loans increased 17%, to $2.0 billion at September 30, 2004, from $1.7 billion a year ago. "Our lending personnel have generated steady growth in commercial and multifamily real estate loans, construction and land loans, and agricultural business loans," said Jones. "Commercial and multifamily real estate and construction and land development loans have increased 20% from year ago levels and now represent 55% of the loan portfolio. Commercial business and agricultural lending has increased 16% over the past twelve months and now represents 26% of the total portfolio."

Assets reached record levels, closing the quarter at $2.8 billion, a 13% increase from $2.5 billion a year earlier. Deposits grew 12%, to $1.9 billion, compared to $1.7 billion at September 30, 2003, including a 13% increase in non-interest-bearing deposits. "Strong deposit growth reflecting our significant commitment to growing our franchise continues to be an important element of our strategic plan which is producing improving results," said Jones. Book value per share increased to $18.77 at September 30, 2004, from $18.18 per share a year earlier. Tangible book value increased to $15.53 per share at September 30, 2004, compared to $14.83 a year earlier.

Credit Quality

"Our key credit quality ratios have improved significantly, with a 25% reduction in non-performing assets since the first of the year," continued Jones. "Net charge-offs to average loans outstanding, at five basis points year-to-date, also shows dramatic improvement from 38 basis points at the same time last year." Non-performing assets were $23.7 million, or 0.84% of total assets, at September 30, 2004, a 25% improvement from $31.6 million, or 1.26% of total assets, at September 30, 2003. The loan loss provision for the third quarter of 2004 was $1.4 million, which is about level with the provision in the second quarter and the provision for the third quarter a year ago. At September 30, 2004, the allowance for loan losses totaled $29.4 million, representing 1.48% of total loans outstanding.

Conference Call

The Company will host a conference call today, Friday, October 22, 2004, at 8:00 a.m. PDT, to discuss the third quarter results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11010735# until Friday, October 29, 2004 or via the Internet at www.fulldisclosure.com.

BANR-Third Quarter Results
October 22, 2004
Page 3

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank which operates a total of 46 branch offices and twelve loan offices in 23 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

                                   (tables follow)


BANR-Third Quarter Results
October 22, 2004
Page 4

RESULTS OF OPERATIONS
---------------------
(In thousands except share and per share data)

                                           Quarters Ended                         9 Months Ended
                                -------------------------------------       ---------------------------
                                  Sept 30,     Jun 30,       Sep 30,           Sept 30,        Sep 30,
                                    2004         2004         2003              2004            2003
                                -----------  -----------  -----------       ------------    -----------

INTEREST INCOME:
 Loans receivable              $    33,051  $    30,298  $    29,260        $    92,368     $    87,500
 Mortgage-backed securities          4,155        4,394        2,227             13,076           8,462
 Securities and cash
  equivalents                        3,194        3,140        3,035              9,415           8,690
                                -----------  -----------  -----------       -----------     -----------
                                    40,400       37,832       34,522            114,859         104,652
INTEREST EXPENSE:
 Deposits                            9,074        8,404        8,889             25,342          26,611
 Federal Home Loan Bank
  advances                           5,058        4,962        5,339             15,145          16,786
 Junior subordinated
  debentures
  / trust preferred
  securities                           911          843          446              2,446           1,559
 Other borrowings                      257          223          188                717             563
                                -----------  -----------  -----------       -----------     -----------
                                    15,300       14,432       14,862             43,650          45,519
                                -----------  -----------  -----------       -----------     -----------
 Net interest income before
  provision for loan losses         25,100       23,400       19,660             71,209          59,133

PROVISION FOR LOAN LOSSES            1,444        1,450        1,400             4,344            5,900
                                -----------  -----------  -----------       -----------     -----------
 Net interest income                23,656       21,950       18,260            66,865           53,233

OTHER OPERATING INCOME:
 Deposit fees and other
  service charges                    2,148        2,057        1,895             6,048            5,392
 Mortgage banking operations         1,383        1,452        2,924             4,087            8,230
 Loan servicing fees                   711          347          241             1,324              688
 Gain (loss) on sale of
  securities                            67           62           15               140               18
 Miscellaneous                         441          207          464             1,092            1,412
                                -----------  -----------  -----------        -----------     -----------
 Total other operating income        4,750        4,125        5,539            12,691           15,740

OTHER OPERATING EXPENSE:
 Salary and employee benefits       13,719       13,024       12,495            38,846           35,295
 Less capitalized loan
  origination costs                 (1,806)      (1,891)      (2,028)           (5,184)          (5,578)
 Occupancy and equipment             2,791        2,645        2,447             7,923            7,168
 Information / computer data
  services                           1,107        1,016          930             3,149            2,636
 Professional services                 746          790          626             2,451            1,899
 Advertising                         1,108        1,341          919             3,557            2,586
 Miscellaneous                       3,257        2,611        2,479             8,544            8,194
                                -----------  -----------  -----------       -----------     -----------
 Total other operating expense      20,922       19,536       17,868            59,286           52,200
                                -----------  -----------  -----------       -----------     -----------
 Income before provision for
  income taxes                       7,484        6,539        5,931            20,270           16,773

PROVISION FOR INCOME TAXES           2,322        1,991        1,778             6,197            5,070
                                -----------  -----------  -----------       -----------     -----------
NET INCOME                     $     5,162  $     4,548  $     4,153       $    14,073     $     11,703
                                ===========  ===========  ===========       ===========     ===========
Earnings per share
  Basic                        $      0.46  $      0.41  $      0.38       $      1.27     $       1.08
  Diluted                      $      0.44  $      0.39  $      0.37       $      1.20     $       1.05
Cumulative dividends declared
 per common share              $      0.16  $      0.16  $      0.15       $      0.48     $       0.45
Weighted average shares
 outstanding
  Basic                         11,168,735   11,140,502   10,842,791        11,120,318       10,811,745
  Diluted                       11,736,415   11,720,499   11,268,718        11,702,890       11,147,048
Shares repurchased during the
 period                                104       11,953        5,701            19,786            8,726

                                                                      (more)

BANR-Third Quarter Results
October 22, 2004
Page 5

FINANCIAL CONDITION
-------------------
In thousands except share and per share data)

                      Sept 30,      Jun 30,     Sept 30,      Dec 31,
ASSETS                  2004         2004         2003         2003
------              -----------  -----------  -----------  -----------
Cash and due from
 banks             $    65,800  $    53,699  $    72,320  $    77,298
Securities
 available for
 sale                  583,196      600,048      592,830      674,942
Securities held to
 maturity               49,554       51,211       12,528       27,232
Federal Home Loan
 Bank stock             35,698       35,387       34,262       34,693
Loans receivable:
  Held for sale          8,303        5,887       23,593       15,912
  Held for
   portfolio         1,976,100    1,903,532    1,668,392    1,711,013
  Allowance for
   loan losses         (29,407)     (28,037)     (26,161)     (26,060)
                    -----------  -----------  -----------  -----------
                     1,954,996    1,881,382    1,665,824    1,700,865
Accrued interest
 receivable             14,930       14,341       13,944       13,410
Real estate owned
 held for sale,
 net                     2,923        3,564        6,849        2,967
Property and
 equipment, net         35,351       32,815       22,074       22,818
Goodwill and other
 intangibles, net       36,405       36,441       36,563       36,513
Deferred income
 tax asset, net          5,266        7,024        1,391        1,941
Bank-owned life
 insurance              34,957       34,529       33,218       33,669
Other assets            11,086        9,629       10,563        8,965
                    -----------  -----------  -----------  -----------
                   $ 2,830,162  $ 2,760,070  $ 2,502,366  $ 2,635,313
                    ===========  ===========  ===========  ===========
LIABILITIES
-----------
Deposits:
  Non-interest-
   bearing         $   229,624  $   209,704  $   203,396  $   205,656
  Interest-bearing   1,681,548    1,622,889    1,502,324    1,465,284
                    -----------  -----------  -----------  -----------
                     1,911,172    1,832,593    1,705,720    1,670,940
Borrowings:
  Advances from
   Federal Home
   Loan Bank           530,958      555,058      461,552      612,552
  Junior
   subordinated
   debentures           72,168       72,168       55,000       56,703
  Other borrowings      79,080       72,539       58,764       69,444
                    -----------  -----------  -----------  -----------
                       682,206      699,765      575,316      738,699
Accrued expenses
 and other
 liabilities            21,288       17,911       19,139       18,444
Deferred
 compensation            4,931        4,739        4,006        4,252
Income taxes
 payable                    50        2,768          - -          178
                    -----------  -----------  -----------  -----------
                     2,619,647    2,557,776    2,304,181    2,432,513

STOCKHOLDERS'  EQUITY
---------------------
Common stock           125,672      125,438      121,383      123,375
Retained earnings       88,796       85,494       77,411       80,286
Accumulated other
 comprehensive
 income                    183       (4,461)       4,166        3,191

Unearned shares of
 common stock
 issued to
 Employee Stock
 Ownership Plan
 (ESOP) trust: at
 cost                   (3,628)      (3,628)      (4,264)      (3,589)
Net carrying value
 of stock related
 deferred
 compensation
 plans                    (508)        (549)        (511)        (463)
                    -----------  -----------  -----------  -----------
                       210,515      202,294      198,185      202,800
                    -----------  -----------  -----------  -----------
                   $ 2,830,162  $ 2,760,070  $ 2,502,366  $ 2,635,313
                    ===========  ===========  ===========  ===========
Shares Issued:
Shares outstanding
 at end of period   11,652,816   11,630,434   11,415,636   11,473,331
  Less unearned
   ESOP shares at
   end of period       438,985      438,985      515,960      434,299
                    -----------  -----------  -----------  -----------
Shares outstanding
 at end of period
 excluding
 unearned ESOP
 shares             11,213,831   11,191,449   10,899,676   11,039,032
                    ===========  ===========  ===========  ===========
Book value per
 share (1)         $     18.77  $     18.08  $     18.18  $     18.37
Tangible book
 value per share
 (1)               $     15.53  $     14.82  $     14.83  $     15.06

Consolidated
 Tier 1 leverage
 capital ratio            8.85%        8.86%        8.64%        8.73%

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan
    (ESOP).

                                    (more)

BANR-Third Quarter Results
October 22, 2004
Page 6

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

LOANS (including loans
----------------------   Sept 30,     Jun 30,    Sept 30,     Dec 31,
 held for sale):           2004        2004        2003        2003
 -------------          ----------  ----------  ----------  ----------

Commercial real estate $  531,714  $  506,411  $  433,800  $  455,964
Multifamily real
 estate                   104,713     104,936      76,397      89,072
Construction and land     451,393     433,611     392,819     398,954
Commercial business       364,235     340,493     326,368     321,671
Agricultural business
 including secured by
 farmland                 156,110     160,920     122,890     118,903
One- to four-family
 real estate              298,759     287,990     274,723     275,197
Consumer                   77,479      75,058      64,988      67,164
                        ----------  ----------  ----------  ----------
Total loans
 outstanding           $1,984,403  $1,909,419  $1,691,985  $1,726,925
                        ==========  ==========  ==========  ==========

                         Sept 30,     Jun 30,    Sept 30,     Dec 31,
NON-PERFORMING ASSETS:     2004        2004        2003        2003
---------------------   ----------  ----------  ----------  ----------
Loans on non-accrual
 status                $   20,091  $   24,118  $   23,209  $   28,010
Loans more than 90
 days delinquent,
 still on accrual             579       1,139       1,227         421
                        ----------  ----------  ----------  ----------
Total non-performing
 loans                     20,670      25,257      24,436      28,431
Real estate owned
 (REO) / Repossessed
 assets                     3,051       3,613       7,164       3,132
                        ----------  ----------  ----------  ----------
Total non-performing
 assets                $   23,721  $   28,870  $   31,600  $   31,563
                        ==========  ==========  ==========  ==========
Total non-performing
 assets / Total assets       0.84%       1.05%       1.26%       1.20%


                                Quarters Ended        9 Months Ended
                          -------------------------- -----------------
CHANGE IN THE ALLOWANCE   Sept 30,  Jun 30, Sept 30, Sept 30, Sept 30,
 FOR LOAN LOSSES:           2004     2004     2003     2004     2003
 ---------------           -------  -------  -------  ------- -------
Balance, beginning of
 period                   $28,037  $26,885  $26,075  $26,060  $26,539
Provision                   1,444    1,450    1,400    4,344    5,900
Recoveries of loans
 previously charged off       975      285      566    1,411      920
Loans charged-off          (1,049)    (583)  (1,880)  (2,408)  (7,198)
                           -------  -------  -------  -------  -------
Net ( charge-offs )
 recoveries                   (74)    (298)  (1,314)    (997)  (6,278)
                           -------  -------  -------  -------  -------
Balance, end of period    $29,407  $28,037  $26,161  $29,407  $26,161
                           =======  =======  =======  =======  =======
Net charge-offs / Average
 loans outstanding           0.00%    0.02%    0.08%    0.05%    0.38%
Allowance for loan losses
 / Total loans
 outstanding                 1.48%    1.47%    1.55%    1.48%    1.55%


                                  (more)


BANR-Third Quarter Results
October 22, 2004
Page 7

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)

                                             Quarters Ended                      9 Months Ended
                                   -----------------------------------      -------------------------
                                     Sept 30,     Jun 30,     Sep 30,        Sept 30,        Sep 30,
OPERATING PERFORMANCE:                 2004        2004        2003            2004           2003
----------------------              ----------  ----------  ----------      ----------     ----------

Average loans                      $1,952,163  $1,858,449  $1,698,796       $1,854,229     $1,638,508
Average securities and deposits       683,520     721,778     628,485          706,990        605,574
Average non-interest-earning
 assets                               155,668     149,293     170,972          156,169        162,623
                                    ----------  ----------  ----------      ----------     ----------
 Total average assets              $2,791,351  $2,729,520  $2,498,253       $2,717,388     $2,406,705
                                    ==========  ==========  ==========      ==========     ==========
Average deposits                   $1,858,240  $1,776,837  $1,691,159       $1,768,856     $1,599,482
Average borrowings                    700,034     725,047     586,894          719,220        594,292
Average non-interest-earning
 liabilities                           24,321      20,468      23,470           21,429         17,840
                                    ----------  ----------  ----------      ----------     ----------
 Total average liabilities          2,582,595   2,522,352   2,301,523        2,509,505      2,211,614
Total average stock-holders'
 equity                               208,756     207,168     196,730          207,883        195,091
                                    ----------  ----------  ----------      ----------     ----------
 Total average liabilities and
  equity                           $2,791,351  $2,729,520  $2,498,253       $2,717,388     $2,406,705
                                    ==========  ==========  ==========      ==========     ==========
Interest rate yield on loans             6.74%       6.56%       6.83%           6.65%          7.14%
Interest rate yield on securities
 and deposits                            4.28%       4.20%       3.32%           4.25%          3.79%
                                    ----------  ----------  ----------      ----------     ----------
 Interest rate yield on interest-
  earning assets                         6.10%       5.90%       5.89%           5.99%          6.24%
                                    ----------  ----------  ----------      ----------     ----------
Interest rate expense on deposits        1.94%       1.90%       2.09%           1.91%          2.22%
Interest rate expense on
 borrowings                              3.54%       3.34%       4.04%           3.40%          4.25%
                                    ----------  ----------  ----------      ----------     ----------
 Interest rate expense on interest-
  bearing liabilities                    2.38%       2.32%       2.59%           2.34%          2.77%
                                    ----------  ----------  ----------      ----------     ----------
Interest rate spread                     3.72%       3.58%       3.30%           3.65%          3.47%
                                    ==========  ==========  ==========      ==========     ==========
Net interest margin                      3.79%       3.65%       3.35%           3.71%          3.52%
                                    ==========  ==========  ==========      ==========     ==========
Other operating income / Average
 assets                                  0.68%       0.61%       0.88%           0.62%          0.87%
Other operating expense / Average
 assets                                  2.98%       2.88%       2.84%           2.91%          2.90%
Efficiency ratio (other operating
 expense / revenue)                     70.09%      70.98%      70.91%          70.66%         69.72%
Return on average assets                 0.74%       0.67%       0.66%           0.69%          0.65%
Return on average equity                 9.84%       8.83%       8.38%           9.04%          8.02%
Average equity / Average assets          7.48%       7.59%       7.87%           7.65%          8.11%

                                                          (# # #)

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